Exhibit 10.11

GRANT OF RESTRICTED STOCK

THIS GRANT OF RESTRICTED STOCK (this “Agreement”), dated as of July 10, 2015 (the “Date of Grant”), is made by and between CANNASYS, INC., a Nevada corporation (the “Company”), and MICHAEL A. TEW, an executive of the Company (“Grantee”), on the following:

Premises

The Company has appointed and engaged Grantee as an executive and has agreed to grant to him certain equity in the Company in the form of restricted shares of common stock (the “Shares”), subject to all of the terms, covenants, and conditions of the Company’s charter documents and the conditions and restrictions set forth in this Agreement. Grantee has accepted the Company’s appointment and engagement and desires to acquire the Shares as an equity incentive, subject to the conditions and restrictions set forth in this Agreement.

Agreement

NOW, THEREFORE, upon these premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Issuance of Grantee Shares.

(a)           The Company hereby grants to Grantee 1,250,000 Shares (the “Grantee Shares”) to vest over a period of two and one-half years in accordance the schedule set forth in Section 1(b) below, subject to the  terms, conditions, and restrictions set forth in this Agreement, any regulatory restrictions, and the terms, covenants, and conditions of the Company’s charter documents.

(b)           Except as otherwise provided in this Agreement, the Grant’s right to receive Grantee Shares and Company’s obligation to issue and deliver Grantee Shares to Grantee shall vest as to 1/10th of the Grantee Shares specified in Section 1(a) on the execution of this Agreement, and as to an additional 1/10th of the Grantee Shares the first day of each subsequent quarter (e.g.,  the next 125,000 Grantee Shares shall vest on October 1, 2015) until fully vested respecting 100% of the Grantee Shares.

(c)           In connection with the acquisition of the Grantee Shares hereunder, Grantee represents and warrants to the Company that:

(i)           The Grantee Shares to be acquired pursuant to this Agreement will be acquired for Grantee’s own account, for investment only and not with a view to, or for resale in connection with, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the Grantee Shares will not be disposed of in contravention of the Securities Act, any applicable state securities laws, this Agreement, or the Company’s charter documents.

(ii)           Grantee has such knowledge and experience in business and financial matters and respecting investments in securities of privately held companies so as to enable him to understand and evaluate the risks and benefits of his investment in the Grantee Shares.

(iii)           Grantee has no need for liquidity in his investment in the Grantee Shares and is able to bear the economic risk of his investment in the Grantee Shares for an indefinite period and understands that the Grantee Shares have not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Grantee Shares in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available.

(iv)           Grantee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Grantee Shares and has had full access to, or been provided with, such other information concerning the Company as Grantee has requested.

(d)           Grantee further represents and warrants that this Agreement constitutes the legal, valid, and binding obligation of Grantee, enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by Grantee does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Grantee is a party or any judgment, order, or decree to which Grantee is subject.

(e)           In connection with the Company’s grant and issuance of the Grantee Shares, the Company represents and warrants that:

(i)           The Company is a corporation, duly organized, and validly existing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease, and operate the assets used in its business, to carry on its business as presently conducted, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(ii)           The Company has taken all corporate action necessary to authorize its execution and delivery of this Agreement, performance of its obligations thereunder, and consummation of the transactions contemplated thereby.

(iii)           This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

2.           Stockholder Rights. Grantee shall have the rights of a stockholder only respecting Grantee Shares fully vested under this Agreement.

3.           Legend. Any certificates representing the Grantee Shares will bear the following legend:

The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or any state securities laws. These securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said act or laws.

4.           General Provisions.

(a)           The parties agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any other clauses of this Agreement. If any one or more provisions of this Agreement are held to be invalid or unenforceable for any reason, including due to being overbroad in scope activity, subject, or otherwise: (i) this Agreement shall be considered divisible; (ii) such provision shall be deemed inoperative to the extent it is deemed invalid or unenforceable; and (iii) in all other respects this Agreement shall remain full force and effect; provided, however, that if any such provision may be made valid or enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be valid and/or enforceable to the maximum extent permitted by applicable law.

(b)           This Agreement and the Company’s charter documents constitute the entire agreement and understanding of the parties hereto concerning the subject matter hereof and from and after the date of this Agreement, and this Agreement shall supersede any other prior negotiations, discussions, writings, agreements, or understandings, both written and oral, between the parties respecting such subject matter.

(c)           This Agreement may be executed in duplicate counterparts, each of which is deemed to be an original and both of which taken together constitute one and the same agreement.

(d)           This Agreement is personal to Grantee and without the prior written consent of the Company shall not be assignable by Grantee. This Agreement shall inure to the benefit of and shall be enforceable by Grantee and Grantee’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

(e)           This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the state of Nevada.

(f)           Each party to this Agreement and any such person granted rights hereunder, whether or not such person is a signatory hereto, shall be entitled to enforce its or his rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such person granted rights hereunder, whether or not such person is a signatory hereto, may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(g)           The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Grantee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect, or enforceability of this Agreement or any provision hereof.

(h)           Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

If to Grantee, to:	Michael A. Tew
c/o CannaSys, Inc.
1720 South Bellaire Street, Suite 325
Denver, CO 80222
E-mail: michael.tew@cannasys.com

If to the Company, to:	CannaSys, Inc.
1720 South Bellaire Street, Suite 325
Denver, CO 80222
Attn: Brandon C. Jennewine
E-mail: Chad@cannasys.com

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

(i)           If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal office is located, the period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.

(j)           All representations, warranties, and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

(k)           The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(l)           Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit, or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(m)           Each party hereto hereby irrevocably waives all right to trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement.

(n)           Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(o)           The term of this Agreement shall commence on the Date of Grant and terminate on December 31, 2017.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CANNASYS, INC.

	By:	/s/ Brandon C. Jennewine
	Its:	CTO/COO

GRANTEE:

1,250,000	/s/ Michael A. Tew
Number of Grantee Shares	MICHAEL A. TEW